Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-91814 of International Electronics, Inc. on Form S-8 of our report dated November 12, 2004 appearing in this Annual Report on Form 10-KSB of International Electronics, Inc. for the year ended August 31, 2004.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
November 22, 2004